For the fiscal year ended (a) 6/30/02
File number (c) 811-2992

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
South Broward Hospital

2.	Date of Purchase
           2/8/02

3.	Number of Securities Purchased
           41,000

4.	Dollar Amount of Purchase
           $4,100,000

5.	Price Per Unit
           $100.000

6.	Name(s) of Underwriter(s) or Dealer(s)
         From whom Purchased
           Salomon Smith Barney

7.	Other Members of the Underwriting Syndicate

            Saloman Smith Barney
            Prudential Securities Incorporated
            The Chapman Company
            UBS Paine Webber Inc.